                                                                    EXHIBIT 16.2

               [LETTERHEAD OF PRICEWATERHOUSECOOPERS GOES HERE]


July 6, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Daily Journal Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 6, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 29, 2000

                           DAILY JOURNAL CORPORATION
                           -------------------------
               (Exact Name of Registrant as Specified in Charter)

South Carolina                0-14665                    95-4133299
--------------                -------                    -----------
(State or Other           (Commission File             (I.R.S. Employer
Jurisdiction of               Number)                 Identification No.)
Incorporation)


                       355 South Grand Avenue, 34th Floor
                      Los Angeles, California  90071-1560
                  --------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

       Registrant's telephone number, including area code (213) 624-7715

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)



Item 4.  Changes in Registrant's Certifying Accountant

     On June 29, 2000, the Registrant received confirmation that the client-auditor relationship between the Registrant and its independent auditor, PricewaterhouseCoopers LLP ("PwC"), has ceased as of June 29, 2000 due to PwC's resignation.

     The reports of PwC on the financial statements of the Registrant for the Registrant's past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with its audits for the two most recent fiscal years and through the subsequent interim period, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the Registrant's financial statements for such years.

     During the Registrant's two most recent fiscal years and through the subsequent interim period, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The Registrant has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with the statements in this Item 4. A copy of such letter, dated July 6, 2000, is filed as Exhibit 16.2 to this Form 8-K.

     PwC's resignation was not recommended or approved by the Board of Directors of the Registrant (the "Board"), or by the Board's Audit Committee.


ITEM 7.  Financial Reports, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

     16.1 Letter from PwC to the Registrant, dated June 29, 2000, confirming the cessation of the client-auditor relationship between PwC and the Registrant.

     16.2 Letter from PwC to the SEC, dated July 6, 2000, confirming the statements contained in Item 4 to this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DAILY JOURNAL CORPORATION


                                          By:
                                             --------------------------------
                                          Name:    Gerald L. Salzman
                                          Title:   President


Dated: July 6, 2000



                                 EXHIBIT INDEX


Exhibit Number                    Description
--------------                    -----------


16.1 Letter from PwC to the Registrant, dated June 29, 2000, confirming the cessation of the client-auditor relationship between PwC and the Registrant.

16.2 Letter from PwC to the SEC, dated July 6, 2000, confirming the statements contained in Item 4 to this Form 8-K.